EXHIBIT 99.1

FOR IMMEDIATE RELEASE
February 4, 2014
Contact: Investor Inquiries:
Casey Farrell, ViewPoint Financial Group, Inc.
972-801-5871/shareholderrelations@viewpointfinancialgroup.com

Media Inquiries:
Mary Rische, ViewPoint Bank
972-509-2020 Ex. 7331/mary.rische@viewpointbank.com

ViewPoint Financial Group, Inc. Reports Fourth Quarter and Full Year 2013 Earnings
Merger With LegacyTexas Group Announced During the Quarter
Loan Growth Drives Improvements in Net Interest Margin

PLANO, Texas, February 4, 2014 -- ViewPoint Financial Group, Inc. (NASDAQ: VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A. (the “Bank”), today announced net income of $7.2 million for the quarter ended December 31, 2013, a decrease of $968,000, or 11.8%, from the quarter ended September 30, 2013. Compared to the fourth quarter of 2012, net income decreased by $3.1 million, or 30.1%. Net income for the year ended December 31, 2013, was $31.7 million, a $3.6 million decrease, or 10.1%, from net income of $35.2 million for the year ended December 31, 2012. Basic and diluted earnings per share for the quarter ended December 31, 2013, was $0.19. Basic earnings per share was down $0.03 from the linked quarter and down $0.09 from the quarter ended December 31, 2012, reflecting merger costs of $663,000 and severance costs of $210,000, which accounted for a $0.02 per share decline in earnings per share.

In November 2013, the Company announced that it had entered into a definitive agreement under which LegacyTexas Group, Inc. will merge into ViewPoint and, immediately thereafter, ViewPoint's bank subsidiary, ViewPoint Bank, N.A., will merge into LegacyTexas Group's subsidiary bank, LegacyTexas Bank. The merger will result in one of the largest independent banks in the state of Texas, with 51 branches and pro forma assets of over $5 billion. President and CEO Kevin Hanigan, said, "This combination allows ViewPoint to accomplish many of our strategic objectives, including: gaining greater scale in the Dallas-Fort Worth Metroplex; accelerating ViewPoint's transition to a full-service, commercial-oriented community bank; leveraging our excess capital in a financially attractive transaction, and deepening our management and board depth and experience."

Full Year 2013 Performance Highlights

•	Merger with LegacyTexas Group announced November 2013; the merger will result in one of the largest independent banks in the state of Texas, with 51 branches and pro forma assets of over $5 billion

•	Continued execution of commercial banking strategy with commercial loan portfolio growing 39.3% to a total of $1.6 billion

•	The Company formed a new energy lending group in May 2013 with total loans outstanding of $166.5 million at December 31, 2013

•	Net interest margin expanded to 3.71% for the year compared to 3.61% for 2012

•	Non-performing assets of $22.6 million, or 0.64% of total assets, at December 31, 2013, represents lowest level in nine quarters

•	The Company announced today its second consecutive quarterly cash dividend of $0.12 per share, up 20% from the $0.10 per share declared for the four prior quarterly dividend periods

Fourth Quarter 2013 Performance Highlights

•	Linked quarter commercial loan growth of $119.1 million or 8.3%; loans held for investment, excluding Warehouse Purchase Program loans, up $116.2 million, or 6.0%

•	Net interest margin increased 20 basis points for the linked quarter to 3.83%

•	Net charge-offs declined to $127,000 - the lowest level since becoming a publicly traded company in 2006

“I’m very pleased with what we accomplished last year—and last quarter,” said President and CEO Kevin Hanigan. "We recorded tremendous loan growth, including strong results from our new Energy Finance group. Our non-interest bearing deposits continue to grow, our asset quality is the best it’s been in more than two years, and it would be an understatement to say we’re thrilled about our upcoming merger with LegacyTexas Bank. I’m looking forward to an exciting 2014.”

Financial Highlights

	At or For the Quarters Ended
	December	September	December
(unaudited)	2013	2013	2012
	(Dollars in thousands, except per share amounts)
Net interest income	$30,069	$29,188	$31,528
Provision (benefit) for loan losses	616	(158)	(17)
Non-interest income	5,005	5,226	6,494
Non-interest expense	24,128	22,173	21,705
Income tax expense	3,086	4,187	5,973
Net income	$7,244	$8,212	$10,361

Basic earnings per common share	$0.19	$0.22	$0.28
Weighted average common shares outstanding - basic	37,686,866	37,594,701	37,460,539
Estimated Tier 1 risk-based capital ratio[1]	18.17%	19.17%	21.67%
Tangible common equity to tangible assets - Non-GAAP [2]	14.70%	15.18%	13.48%
1 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve. The decline in our December 2013 and September 2013 ratio is primarily the result of a risk-weighting change from 50% to 100% on our Warehouse Purchase Program loans.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
	December	September	December
(unaudited)	2013	2013	2012
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans [1]	$26,050	$24,188	$24,045
Warehouse Purchase Program loans	5,138	6,617	9,202
Securities	3,273	3,038	3,203
Interest-earning deposit accounts	38	32	31
Total interest income	$34,499	$33,875	$36,481

Net interest income	$30,069	$29,188	$31,528
Net interest margin	3.83%	3.63%	3.77%
Selected average balances:
Total earning assets	$3,139,253	$3,212,156	$3,341,960
Total loans	$2,482,274	$2,517,255	$2,556,806
Total securities	$592,769	$640,041	$734,598
Total deposits	$2,240,333	$2,204,371	$2,180,354
Total borrowings	$468,855	$587,651	$770,627
Total non-interest-bearing demand deposits	$404,087	$405,344	$358,707
Total interest-bearing liabilities	$2,305,101	$2,386,678	$2,592,274
1 Warehouse Purchase Program loans are now reported as loans held for investment rather than as loans held for sale. Please see the Financial Condition section for further information. Prior periods have been reclassified to conform to the current presentation.

Net interest income for the quarter ended December 31, 2013, was $30.1 million, a $1.5 million decrease from the fourth quarter of 2012 and an $881,000 increase from the third quarter of 2013. The year-over-year decrease was primarily due to a $2.1 million decrease in interest income on loans, partially offset by a $523,000 decrease in interest expense and a $70,000 increase in interest income on securities. The increase in net interest income for the current period compared to the third quarter of 2013 was primarily due to a $383,000 and a $235,000 increase in interest income earned on loans and securities, respectively, and a $257,000 decrease in interest expense.

The decrease in interest income on loans from the quarter ended December 31, 2012, was primarily due to a $4.1 million decrease in interest income from Warehouse Purchase Program loans, as well as a decline in yields earned on most loan portfolios. The average balance of Warehouse Purchase Program loans decreased by $366.2 million, or 40.3%, compared to the fourth quarter of 2012. This decline was more than offset by a $386.1 million, or 35.7%, increase in the average balance of commercial loans. The average yield earned on the Warehouse Purchase Program loan portfolio was 3.79% for the fourth quarter of 2013, compared to an average yield of 5.37% earned on the commercial loan portfolio. Growth in commercial loan volume was partially offset by lower yields, as the average yield on commercial real estate and commercial and industrial loans declined by 61 and 23 basis points, respectively, from the fourth quarter of 2012. The average yield on loans decreased 17 basis points to 5.03% for the fourth quarter of 2013, compared to 5.20% for the fourth quarter of 2012.

The increase in interest income on loans from the linked quarter was primarily due to an increase in average yields for the comparable periods. Average balances on loans declined $35.0 million, while average yields on loans increased 13 basis points to 5.03% for the fourth quarter of 2013, compared to 4.90% for the third quarter 2013. A $124.0 million increase in the average balance of commercial loans compared to the third quarter of 2013, was more than offset by a $143.5 million decline in the average balance of Warehouse Purchase Program loans. The yield earned on loans was positively impacted in the fourth quarter by a $532,000 recovery of interest on a non-performing loan while the third quarter was negatively impacted by a $377,000 reversal of interest income on three non-performing commercial real estate loans that were sold at par in September 2013.

The average balance of securities declined $141.8 million or 19.3%, during the fourth quarter of 2013 compared to the same period in 2012, while the average yield on securities increased by 47 basis points for the comparable periods. The decline in average balances in our securities portfolio over the past year was primarily due to normal paydowns and the sale of securities that were not consistent with our portfolio strategy. The proceeds from the securities paydowns and sales were re-deployed to support commercial loan growth and to build liquidity in preparation for the merger with LegacyTexas Group expected to close in the second quarter of 2014. Average security balances for the linked quarters declined $47.3 million to $592.8 million, while the average yield on securities increased 31 basis points to 2.21%, compared to 1.90% for the immediately preceding quarter.

Fourth quarter 2013 interest expense decreased $523,000 from the 2012 fourth quarter, primarily due to a $454,000, or 17.2%, decrease in the interest paid on FHLB advances and other borrowings, as a result of lower average balances, partially offset by a 49 basis point increase in interest rate and a $69,000, or 3.0%, decrease in interest paid on deposits. The average balances of FHLB advances and other borrowings declined by $301.8 million, or 39.2%, from the comparable prior year period, primarily due to lower average Warehouse Purchase Program balances during the 2013 period, of which a portion was strategically funded with short-term advances. The average rate paid on interest-bearing deposits declined by two basis points to 0.49% for the quarter ended December 31, 2013, from 0.51% for the quarter ended December 31, 2012. Average interest-bearing liabilities decreased by $287.2 million to $2.3 billion for the quarter ended December 31, 2013, compared to $2.6 billion for the same period in 2012, while the average cost of interest-bearing liabilities increased by one basis point to 0.77% for the quarter ended December 31, 2013. The decline in interest expense for the linked quarters was driven primarily by lower average FHLB advances and other borrowings as well as lower average rates on interest-bearing deposits.

The net interest margin for the fourth quarter of 2013 was 3.83%, a six basis point increase from the fourth quarter of 2012 and a 20 basis point increase from the third quarter of 2013. Accretion of interest related to the Highlands acquisition contributed 10 basis points to the net interest margin for the quarter ended December 31, 2013, compared to seven basis points for the quarter ended September 30, 2013, and 12 basis points for the fourth quarter of 2012. The average yield on earning assets for the 2013 fourth quarter was 4.40%, a three basis point increase from the fourth quarter of 2012 and an 18 basis point increase from the third quarter of 2013.

Non-interest Income

Non-interest income for the quarter ended December 31, 2013, was $5.0 million, a $1.5 million decrease from the fourth quarter of 2012 and a $221,000 decrease from the third quarter of 2013. The decrease from the fourth quarter of 2012 was primarily attributable to a $1.3 million decrease in service charges and fees and a $621,000 decrease in other non-interest income for the comparable periods. Service charges and fees decreased from the fourth quarter of 2012, driven by $722,000 in commercial loan prepayment penalty fees collected in the fourth quarter of 2012 that were not repeated in the fourth quarter of 2013; a $424,000 decline in Warehouse Purchase Program fees primarily due to fewer total loans funded during the comparable periods; and a $226,000 decline in debit card income. The decrease in other non-interest income for the comparable fourth quarter periods was primarily due to $267,000 in higher gains on investments in community development-oriented private equity funds used for Community Reinvestment Act purposes experienced in the fourth quarter of 2012.

The decrease in non-interest income from third quarter 2013 was primarily due to a $201,000 decrease in service charges and fees, primarily due to a decline in Warehouse Purchase Program fees.

Non-interest Expenses

Non-interest expense for the quarter ended December 31, 2013, was $24.1 million, a $2.4 million increase from the fourth quarter of 2012 and a $2.0 million increase from the third quarter of 2013. The year-over-year increase in non-interest expense was primarily due to a $1.1 million increase in salaries and employee benefits expense and $663,000 in merger-related costs. The increase in salaries and employee benefits expense primarily reflected increased salaries and incentives, partially offset by lower health care costs for the comparable periods. The Company continued its growth strategy by adding high-level revenue producers in lending and treasury management which led to increased loan production and higher incentive-based bonuses.

The $2.0 million increase in non-interest expense from the third quarter of 2013 was primarily due to a $793,000 increase in salaries and employee benefits expense, $663,000 in merger-related costs and a $287,000 increase in occupancy and equipment expense. The increase in salaries and employee benefits expense primarily reflected increased salaries and incentives, offset by a decrease in stock-based compensation and lower health care costs for the comparable periods. Occupancy and equipment expense increased primarily due to increased property taxes and building and landscape maintenance costs.

Financial Condition

As previously disclosed in our 2013 third quarter Form 10-Q, the Federal Financial Institutions Examination Council ("FFIEC") issued Supplemental Instructions for the September 30, 2013 Call Report, stating that certain residential mortgage loan purchase programs (like the Company's Warehouse Purchase Program) should be reported as loans held for investment. The Company has historically reported these loans as loans held for sale in our Call Reports and US GAAP basis financial statements. Based on more interpretation of regulatory guidance, we determined during the fourth quarter of 2013 that these loans should have been reported as loans held for investment on our consolidated balance sheets. We will report these loans as held for investment in our regularly filed financial reports commencing with our Annual Report on Form 10-K for the year ended December 31, 2013, for all periods presented. The financial data included in this release for prior periods reflect these loans as held for investment. This change in classification of Warehouse Purchase Program loans from loans held for sale to loans held for investment had no impact to net income, total assets, or total shareholders’ equity.

Gross loans held for investment at December 31, 2013, excluding Warehouse Purchase Program loans, increased by $116.2 million, or 6.0%, from September 30, 2013, and by $359.1 million, or 21.2%, from December 31, 2012. Warehouse Purchase Program loans at December 31, 2013, increased by $33.4 million, or 5.2%, from September 30, 2013, but decreased by $387.3 million, or 36.5%, from December 31, 2012. Commercial real estate loan balances at December 31, 2013, increased by $55.8 million, or 5.4%, from September 30, 2013, and by $265.9 million or 32.2%, from December 31, 2012. Commercial and industrial loans at December 31, 2013, increased by $48.7 million, or 12.5%, from September 30, 2013, and $160.9 million, or 57.8%, from December 31, 2012. Commercial construction and land loans totaled $27.6 million, an increase of $14.6 million, or 111.7%, from September 30, 2013, and $13.1 million, or 89.6%, from December 31, 2012.

Energy loans, which are included in our commercial and industrial loans, totaled $166.5 million at December 31, 2013, up from $114.2 million at September 30, 2013. In May 2013, the Company formed its Energy Finance group, which focuses on providing loans to private and public oil and gas companies throughout the United States. The group's offerings also include the Bank's full array of commercial services, including Treasury Management and Letters of Credit.

Total deposits increased by $16.7 million, or 0.7%, to $2.3 billion from September 30, 2013. The total reflects increases in all deposit categories except for time deposits. Compared to December 31, 2012, deposits increased by $86.8 million, or 4.0%, which included a $53.1 million increase in non-interest-bearing demand deposits. Non-interest-bearing demand deposits totaled $410.9 million, or 18.1%, of total deposits at December 31, 2013, reaching a new high for the category.

Total shareholders' equity increased by $4.4 million to $544.5 million at December 31, 2013, from $540.1 million at September 30, 2013. The Company's tangible common equity ratio was 14.7% at December 31, 2013, a decrease of 48 basis points from September 30, 2013, and an increase of 122 basis points from December 31, 2012.

Credit Quality

	At or For the Quarters Ended
	December	September	December
(unaudited)	2013	2013	2012
	(Dollars in thousands)
Net charge-offs	$127	$250	$1,767
Net charge-offs/Average loans held for investment, excluding Warehouse Purchase Program loans [1]	0.03%	0.05%	0.43%
Net charge-offs/Average loans held for investment [1]	0.02	0.04	0.28
Provision for loan losses	$616	$(158)	$(17)
Non-performing loans ("NPLs")	22,124	22,307	27,203
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans [1]	1.08%	1.15%	1.61%
NPLs/Total loans held for investment [1]	0.81	0.87	0.99
Non-performing assets ("NPAs")	$22,604	$22,735	$29,104
NPAs to total assets	0.64%	0.67%	0.79%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans [1]	1.10	1.18	1.72
NPAs/Loans held for investment and foreclosed assets [1]	0.83	0.88	1.06
Allowance for loan losses	$19,358	$18,869	$18,051
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans [1]	0.94%	0.98%	1.07%
Allowance for loan losses/Total loans held for investment [1]	0.71	0.73	0.66
Allowance for loan losses/Total Loans held for investment, excluding acquired loans & Warehouse Purchase Program loans [1,2]	1.00	1.05	1.23
Allowance for loan losses/NPLs	87.50	84.59	66.36
1 Warehouse Purchase Program loans are now reported as loans held for investment rather than as loans held for sale. Please see the Financial Condition section for further information. Prior periods have been reclassified to conform to the current presentation.
2 Excludes loans acquired from Highlands, which were initially recorded at fair value.

The Company recorded a provision expense of $616,000 for the quarter ended December 31, 2013, compared to provision benefits of $158,000 for the 2013 third quarter and $17,000 for the quarter ended December 31, 2012. Non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans, at December 31, 2013, was 1.08%, compared to 1.15% at September 30, 2013, and 1.61% at December 31, 2012. Non-performing loans decreased by $183,000 to $22.1 million at December 31, 2013, from $22.3 million at September 30, 2013, and decreased $5.1 million from $27.2 million at December 31, 2012. At December 31, 2013, non-performing loans were at their lowest level in nine quarters. In the third quarter of 2013, three commercial real estate loans that were placed in nonaccrual status in September were sold at par in the same month, which avoided an increase in non-performing loans, as well as any potential losses on those three loans.

Net charge-offs totaled $127,000 for the fourth quarter of 2013, compared to $250,000 for the third quarter and $1.8 million for the fourth quarter of 2012. Fourth quarter 2013 charge-offs declined to the lowest level since the Company became publicly traded in 2006. Provision expense for the quarter ended December 31, 2013, totaled $616,000, up $774,000 from the quarter ended September 30, 2013, and up $633,000 from the quarter ended December 31, 2012, primarily due to increased commercial loan production.

Subsequent Events

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its consolidated financial statements for the year ended December 31, 2013, on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2013, and will adjust amounts preliminarily reported, if necessary.

Conference Call

The Company will also host an investor conference call to review these results on Wednesday, February 5, 2014, at 8 a.m. Central Time. Participants are asked to call (toll-free) 1-888-317-6016 at least five minutes prior to the call. International participants are asked to call 1-412-317-6016 and participants in Canada are asked to call (toll-free) 1-855-669-9657. The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10039602. This replay, as well as the webcast, will be available until the Company's next quarterly webcast/conference call.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 31 banking offices in the Dallas/Fort Worth metropolitan area, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things: changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; the industry-wide decline in mortgage production; competition; changes in management's business strategies; our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; and other factors set forth under Risk Factors in the Company's Form 10-K that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The factors listed above could materially affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Balance Sheets

	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	(Dollars in thousands)
ASSETS	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash and due from financial institutions	$30,012	$33,803	$30,504	$25,724	$34,227
Short-term interest-bearing deposits in other financial institutions	57,962	40,223	27,280	26,783	34,469
Total cash and cash equivalents	87,974	74,026	57,784	52,507	68,696
Securities available for sale, at fair value	248,012	264,657	287,834	315,438	287,034
Securities held to maturity	294,583	307,822	330,969	329,993	360,554
Total securities	542,595	572,479	618,803	645,431	647,588
Loans held for investment - Warehouse Purchase Program [1]	673,470	640,028	904,228	757,472	1,060,720
Loans held for investment	2,049,902	1,933,669	1,835,187	1,745,737	1,690,769
Less: allowance for loan losses and deferred fees on loans held for investment	(20,625)	(19,513)	(19,162)	(18,282)	(17,565)
Net loans	2,702,747	2,554,184	2,720,253	2,484,927	2,733,924
FHLB and Federal Reserve Bank stock, at cost	34,883	29,632	41,475	31,607	45,025
Bank-owned life insurance	35,565	35,379	35,231	35,078	34,916
Premises and equipment, net	53,272	52,729	52,865	53,050	53,160
Goodwill	29,650	29,650	29,650	29,650	29,650
Other assets	38,546	35,528	38,423	41,386	50,099
Total assets	$3,525,232	$3,383,607	$3,594,484	$3,373,636	$3,663,058
LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$410,933	$401,136	$384,836	$392,759	$357,800
Interest-bearing demand	474,515	451,248	464,262	481,966	488,748
Savings and money market	904,576	896,330	887,082	888,874	880,924
Time	474,615	499,228	453,000	449,491	450,334
Total deposits	2,264,639	2,247,942	2,189,180	2,213,090	2,177,806
FHLB advances	639,096	511,166	800,208	564,221	892,208
Repurchase agreement and other borrowings	25,000	25,000	25,000	25,000	25,000
Accrued expenses and other liabilities	52,037	59,410	46,662	40,358	47,173
Total liabilities	2,980,772	2,843,518	3,061,050	2,842,669	3,142,187

Shareholders’ equity
Common stock	399	400	399	399	396
Additional paid-in capital	377,657	375,563	373,378	373,492	372,168
Retained earnings	183,236	180,787	176,569	172,386	164,328
Accumulated other comprehensive income (loss), net	(383)	155	271	2,239	1,895
Unearned Employee Stock Ownership Plan (ESOP) shares	(16,449)	(16,816)	(17,183)	(17,549)	(17,916)
Total shareholders’ equity	544,460	540,089	533,434	530,967	520,871
Total liabilities and shareholders’ equity	$3,525,232	$3,383,607	$3,594,484	$3,373,636	$3,663,058

1 Warehouse Purchase Program loans are now reported as loans held for investment rather than as loans held for sale. Please see the Financial Condition section for further information. Prior periods have been reclassified to conform to the current presentation.

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Statements of Income

	2013	2012	2011
Interest and dividend income	(unaudited)
Loans, including fees	$124,522	$120,596	$88,238
Taxable securities	9,780	14,850	25,830
Nontaxable securities	2,133	1,891	1,892
Interest-bearing deposits in other financial institutions	126	117	170
FHLB and Federal Reserve Bank stock	528	538	94
	137,089	137,992	116,224
Interest expense
Deposits	9,545	11,453	22,474
FHLB advances	8,503	9,807	9,882
Repurchase agreement	816	876	816
Other borrowings	5	33	474
	18,869	22,169	33,646
Net interest income	118,220	115,823	82,578
Provision for loan losses	3,199	3,139	3,970
Net interest income after provision for loan losses	115,021	112,684	78,608
Non-interest income
Service charges and fees	17,778	19,512	18,556
Other charges and fees	937	579	723
Net gain on sale of mortgage loans	—	5,436	7,639
Bank-owned life insurance income	649	699	506
Gain (loss) on sale of available for sale securities	(177)	1,014	6,268
Gain (loss) on sale and disposition of assets	835	(191)	(798)
Impairment of goodwill	—	(818)	(271)
Other	1,811	3,325	1,925
	21,833	29,556	34,548
Non-interest expense
Salaries and employee benefits	53,328	51,719	47,360
Merger/acquisition costs	663	4,127	—
Advertising	2,690	1,753	1,519
Occupancy and equipment	7,675	7,365	5,966
Outside professional services	2,760	2,320	2,644
Regulatory assessments	2,477	2,534	2,401
Data processing	6,727	6,109	4,648
Office operations	6,783	7,144	5,972
Other	5,774	4,619	4,730
	88,877	87,690	75,240
Income before income tax expense	47,977	54,550	37,916
Income tax expense	16,289	19,309	11,588
Net income	$31,688	$35,241	$26,328
Earnings per share:
Basic	$0.83	$0.98	$0.81
Diluted	$0.83	$0.98	$0.81

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Fourth Quarter 2013 Compared to:
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Third Quarter 2013		Fourth Quarter 2012
Interest and dividend income	(Dollars in thousands)
Loans, including fees	$31,188	$30,805	$32,151	$30,378	$33,247	$383	1.2%	$(2,059)	(6.2)%
Taxable securities	2,583	2,337	2,457	2,403	2,591	246	10.5	(8)	(0.3)
Nontaxable securities	562	568	529	474	472	(6)	(1.1)	90	19.1
Interest-bearing deposits in other financial institutions	38	32	25	31	31	6	18.8	7	22.6
FHLB and Federal Reserve Bank stock	128	133	134	133	140	(5)	(3.8)	(12)	(8.6)
	34,499	33,875	35,296	33,419	36,481	624	1.8	(1,982)	(5.4)
Interest expense
Deposits	2,252	2,411	2,450	2,432	2,321	(159)	(6.6)	(69)	(3.0)
FHLB advances	1,971	2,066	2,205	2,261	2,423	(95)	(4.6)	(452)	(18.7)
Repurchase agreement	206	206	203	201	205	—	—	1	0.5
Other borrowings	1	4	—	—	4	(3)	(75.0)	(3)	(75.0)
	4,430	4,687	4,858	4,894	4,953	(257)	(5.5)	(523)	(10.6)
Net interest income	30,069	29,188	30,438	28,525	31,528	881	3.0	(1,459)	(4.6)
Provision (benefit) for loan losses	616	(158)	1,858	883	(17)	774	N/M 1	633	N/M 1
Net interest income after provision (benefit) for loan losses	29,453	29,346	28,580	27,642	31,545	107	0.4	(2,092)	(6.6)
Non-interest income
Service charges and fees	4,259	4,460	4,768	4,291	5,562	(201)	(4.5)	(1,303)	(23.4)
Other charges and fees	246	300	179	212	142	(54)	(18.0)	104	73.2
Bank-owned life insurance income	186	148	153	162	216	38	25.7	(30)	(13.9)
Loss on sale of available for sale securities	—	—	—	(177)	—	—	N/M 1	—	N/M 1
Gain (loss) on sale and disposition of assets	120	41	444	230	(241)	79	192.7	361	(149.8)
Other	194	277	199	1,141	815	(83)	(30.0)	(621)	(76.2)
	5,005	5,226	5,743	5,859	6,494	(221)	(4.2)	(1,489)	(22.9)
Non-interest expense
Salaries and employee benefits	14,339	13,546	12,528	12,915	13,200	793	5.9	1,139	8.6
Merger/acquisition costs	663	—	—	—	—	663	N/M 1	663	N/M 1
Advertising	760	666	751	513	599	94	14.1	161	26.9
Occupancy and equipment	2,117	1,830	1,938	1,790	1,934	287	15.7	183	9.5
Outside professional services	824	682	570	684	568	142	20.8	256	45.1
Regulatory assessments	619	629	650	579	661	(10)	(1.6)	(42)	(6.4)
Data processing	1,747	1,733	1,729	1,518	1,717	14	0.8	30	1.7

Office operations	1,781	1,603	1,751	1,648	1,831	178	11.1	(50)	(2.7)
Other	1,278	1,484	1,786	1,226	1,195	(206)	(13.9)	83	6.9
	24,128	22,173	21,703	20,873	21,705	1,955	8.8	2,423	11.2
Income before income tax expense	10,330	12,399	12,620	12,628	16,334	(2,069)	(16.7)	(6,004)	(36.8)
Income tax expense	3,086	4,187	4,446	4,570	5,973	(1,101)	(26.3)	(2,887)	(48.3)
Net income	$7,244	$8,212	$8,174	$8,058	$10,361	$(968)	(11.8)%	$(3,117)	(30.1)%
1 N/M - not meaningful

VIEWPOINT FINANCIAL GROUP, INC
Selected Financial Highlights (unaudited)

	At or For the Quarters Ended			At or for the Years Ended
	December	September	December	December	December
	2013	2013	2012	2013	2012
	(Dollars in thousands, except share and per share amounts)
SHARE DATA:
Weighted average common shares outstanding- basic	37,686,866	37,594,701	37,460,539	37,589,548	35,879,704
Weighted average common shares outstanding- diluted	37,911,775	37,774,400	37,592,618	37,744,786	35,998,345
Shares outstanding at end of period	39,938,816	39,951,884	39,612,911	39,938,816	39,612,911
Income available to common shareholders[1]	$7,147	$8,096	$10,310	$31,294	$35,135
Basic earnings per common share	0.19	0.22	0.28	0.83	0.98
Diluted earnings per common share	0.19	0.21	0.27	0.83	0.98
Dividends declared per share [5]	0.12	0.10	0.20	0.32	0.40
Total shareholders' equity	544,460	540,089	520,871	544,460	520,871
Common shareholders' equity per share (book value per share)	13.63	13.52	13.15	13.63	13.15
Tangible book value per share- Non-GAAP[2]	12.86	12.74	12.36	12.86	12.36
Market value per share for the quarter:
High	27.66	22.34	21.80	27.66	21.80
Low	20.19	19.62	19.30	17.97	13.19
Close	$27.45	$20.67	$20.94	$27.45	$20.94
KEY RATIOS:
Return on average common shareholders' equity	5.34%	6.11%	7.96%	5.92%	7.23%
Return on average assets	0.87	0.97	1.17	0.94	1.04
Efficiency ratio[3]	67.07	64.28	56.99	63.41	58.12
Estimated Tier 1 risk-based capital ratio[4]	18.17	19.17	21.67	18.17	21.67
Estimated total risk-based capital ratio[4]	18.85	19.88	22.47	18.85	22.47
Estimated Tier 1 leverage ratio[4]	15.67	15.17	13.97	15.67	13.97
Tangible equity to tangible assets- Non-GAAP[2]	14.70%	15.18%	13.48%	14.70%	13.48%
Number of employees- full-time equivalent	561	561	557	561	557
1 Net of distributed and undistributed earnings to participating securities.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.
3 Calculated by dividing total non-interest expense by net interest income plus non-interest income, excluding gain (loss) on assets, impairment of goodwill, amortization of intangible assets, gains (losses) from securities transactions and other non-recurring items.
4 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve. Beginning March 2013, capital ratios reflect a risk weighting change from 50% to 100% on our Warehouse Purchase Program loans.
5 The December 31, 2012, quarter included two dividend payments of $0.10 each.

VIEWPOINT FINANCIAL GROUP, INC.
Selected Loan Data (unaudited)

	Ending Balances at
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Loans:	(Dollars in thousands)
Commercial real estate	$1,091,200	$1,035,383	$990,227	$882,492	$825,340
Warehouse Purchase Program loans	673,470	640,028	904,228	757,472	1,060,720
Commercial and industrial loans:
Commercial	425,030	373,390	288,054	271,605	245,799
Warehouse lines of credit	14,400	17,356	24,977	30,861	32,726
Total commercial and industrial loans	439,430	390,746	313,031	302,466	278,525
Construction and land loans
Commercial construction and land	27,619	13,045	14,491	15,042	14,568
Consumer construction and land	2,628	2,307	5,980	6,531	6,614
Total Construction and land loans	30,247	15,352	20,471	21,573	21,182
Consumer:
Consumer real estate	441,226	442,073	459,076	484,068	506,642
Other consumer loans	47,799	50,115	52,382	55,138	59,080
Total consumer	489,025	492,188	511,458	539,206	565,722
Gross loans held for investment	$2,723,372	$2,573,697	$2,739,415	$2,503,209	$2,751,489
Non-performing assets:
Commercial real estate	$7,604	$7,770	$8,625	$12,696	$13,609
Commercial and industrial	5,141	5,788	6,849	6,807	5,401
Consumer real estate	8,812	8,237	7,913	7,840	7,931
Other consumer loans	567	512	412	378	262
Total non-performing loans	22,124	22,307	23,799	27,721	27,203
Foreclosed assets	480	428	557	1,505	1,901
Total non-performing assets	$22,604	$22,735	$24,356	$29,226	$29,104
Total non-performing assets to total assets	0.64%	0.67%	0.68%	0.87%	0.79%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans [1]	1.08%	1.15%	1.30%	1.59%	1.61%
Total non-performing loans to total loans held for investment [1]	0.81%	0.87%	0.87%	1.11%	0.99%
Allowance for loan losses to non-performing loans	87.50%	84.59%	81.00%	67.25%	66.36%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans [1]	0.94%	0.98%	1.05%	1.07%	1.07%
Allowance for loan losses to total loans held for investment [1]	0.71%	0.73%	0.70%	0.74%	0.66%
Allowance for loan losses to total loans held for investment excluding acquired loans and Warehouse Purchase Program loans [1,2]	1.00%	1.05%	1.15%	1.19%	1.23%
Troubled debt restructured loans ("TDRs"):
Performing TDRs:
Commercial real estate	$—	$—	$—	$3,372	$3,384
Commercial and industrial	185	190	196	202	207
Construction and land	2	3	4	4	5

Consumer real estate	737	741	744	959	553
Other consumer loans	47	51	54	62	67
Total performing TDRs	$971	$985	$998	$4,599	$4,216
Non-performing TDRs:[3]
Commercial real estate	$7,446	$7,559	$8,344	$11,786	$11,218
Commercial and industrial	349	277	75	71	102
Consumer real estate	3,070	2,690	2,215	2,018	2,235
Other consumer loans	503	470	317	261	205
Total non-performing TDRs	$11,368	$10,996	$10,951	$14,136	$13,760
Allowance for loan losses:
Balance at beginning of period	$18,869	$19,277	$18,642	$18,051	$19,835
Provision expense (benefit)	616	(158)	1,858	883	(17)
Charge-offs	(255)	(356)	(1,394)	(476)	(1,936)
Recoveries	128	106	171	184	169
Balance at end of period	$19,358	$18,869	$19,277	$18,642	$18,051
Net charge-offs (recoveries)
Commercial real estate	$—	$34	$716	$56	$185
Commercial and industrial	43	204	64	172	893
Construction and land	—	—	—	31	—
Consumer real estate	14	(18)	320	23	437
Other consumer loans	70	30	123	10	252
Total net charge-offs	$127	$250	$1,223	$292	$1,767

[1] Warehouse Purchase Program loans are now reported as loans held for investment rather than as loans held for sale. Please see the Financial Condition section for further information. Prior periods have been reclassified to conform to the current presentation.

[2] Excludes loans acquired from Highlands, which were initially recorded at fair value.
[3] Non-performing TDRs are included in the non-performing assets above.

VIEWPOINT FINANCIAL GROUP, INC.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Loans:	(Dollars in thousands)
Commercial real estate	$1,077,112	$1,007,449	$961,631	$839,155	$805,362
Warehouse Purchase Program loans	542,367	685,852	755,577	738,234	908,603
Commercial and industrial loans:
Commercial	376,557	316,506	288,481	257,510	251,447
Warehouse lines of credit	15,316	21,077	27,670	26,037	26,072
Consumer real estate	441,722	453,939	476,226	504,965	524,213
Other consumer loans	49,202	51,414	53,759	57,164	60,435
Less: deferred fees and allowance for loan loss	(20,002)	(18,982)	(18,649)	(17,240)	(19,326)
Loans receivable	2,482,274	2,517,255	2,544,695	2,405,825	2,556,806
Securities	592,769	640,041	680,931	674,109	734,598
Overnight deposits	64,210	54,860	45,810	54,096	50,556
Total interest-earning assets	$3,139,253	$3,212,156	$3,271,436	$3,134,030	$3,341,960
Deposits:
Interest-bearing demand	$455,983	$448,241	$459,433	$465,385	$463,465
Savings and money market	902,019	892,355	883,507	877,690	888,410
Time	478,244	458,431	451,110	450,071	469,772
FHLB advances and other borrowings	468,855	587,651	679,693	590,238	770,627
Total interest-bearing liabilities	$2,305,101	$2,386,678	$2,473,743	$2,383,384	$2,592,274

Total assets	$3,318,500	$3,390,837	3,453,699	3,322,899	3,529,665
Non-interest-bearing demand deposits	$404,087	$405,344	393,815	367,217	358,707
Total deposits	$2,240,333	$2,204,371	2,187,865	2,160,363	2,180,354
Total shareholders' equity	$542,360	$537,901	532,897	527,958	520,684

Yields/Rates:
Commercial real estate	5.56%	5.50%	5.85%	5.88%	6.17%
Warehouse Purchase Program loans	3.79%	3.86%	3.87%	3.92%	4.05%
Commercial and industrial loans:
Commercial	4.92%	4.45%	4.97%	4.72%	5.24%
Warehouse lines of credit	3.51%	3.56%	3.57%	3.63%	3.71%
Consumer real estate	5.05%	5.15%	5.16%	5.30%	5.48%
Other consumer loans	6.07%	6.19%	5.94%	5.84%	6.00%
Loans receivable	5.03%	4.90%	5.05%	5.05%	5.20%
Securities	2.21%	1.90%	1.83%	1.79%	1.74%
Overnight deposits	0.24%	0.23%	0.22%	0.23%	0.25%
Total interest-earning assets	4.40%	4.22%	4.32%	4.27%	4.37%
Deposits:
Interest-bearing demand	0.38%	0.39%	0.41%	0.40%	0.43%
Savings and money market	0.28%	0.28%	0.27%	0.27%	0.27%

Time	0.99%	1.18%	1.23%	1.22%	1.03%
FHLB advances and other borrowings	1.86%	1.55%	1.42%	1.67%	1.37%
Total interest-bearing liabilities	0.77%	0.79%	0.79%	0.82%	0.76%
Net interest spread	3.63%	3.43%	3.53%	3.45%	3.61%
Net interest margin	3.83%	3.63%	3.72%	3.64%	3.77%
Cost of deposits (including non-interest-bearing demand)	0.40%	0.44%	0.45%	0.45%	0.43%

VIEWPOINT FINANCIAL GROUP, INC.
Supplemental Information- Non-GAAP Financial Measures (unaudited)

	Ending Balances At
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Calculation of Tangible Book Value per Share:	(Dollars in thousands, except per share amounts)
Total shareholders' equity	$544,460	$540,089	$533,434	$530,967	$520,871
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,650)	(29,650)
Identifiable intangible assets, net	(1,239)	(1,365)	(1,446)	(1,541)	(1,653)
Total tangible shareholders' equity	$513,571	$509,074	$502,338	$499,776	$489,568

Shares outstanding at end of period	39,938,816	39,951,884	39,926,716	39,948,031	39,612,911

Book value per share- GAAP	$13.63	$13.52	$13.36	$13.29	$13.15
Tangible book value per share- Non-GAAP	12.86	12.74	12.58	12.51	12.36

Calculation of Tangible Equity to Tangible Assets:
Total assets	$3,525,232	$3,383,607	$3,594,484	$3,373,636	$3,663,058
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,650)	(29,650)
Identifiable intangible assets, net	(1,239)	(1,365)	(1,446)	(1,541)	(1,653)
Total tangible assets	$3,494,343	$3,352,592	$3,563,388	$3,342,445	$3,631,755

Equity to assets- GAAP	15.44%	15.96%	14.84%	15.74%	14.22%
Tangible common equity to tangible assets- Non-GAAP	14.70	15.18	14.10	14.95	13.48